UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of President, CEO and Member of the Boards

On September 11, 2025, the Board of Directors (the “First Northwest Board”) of First Northwest Bancorp (“First Northwest”) and the Board of Directors (together with the First Northwest Board, the “Boards”) of First Fed Bank (together with First Northwest, the “Company”) appointed Curt Queyrouze to serve as President and Chief Executive Officer of the Company and as a member of both Boards, effective September 17, 2025. When Mr. Queyrouze assumes his role of Chief Executive Officer of the Company on September 17, 2025, Geraldine L. Bullard who was appointed as Interim Chief Executive Officer of the Company, effective as of July 13, 2025, will conclude her interim service and will continue to serve as Executive Vice President and Chief Operating Officer of the Company.

Mr. Queyrouze, age 64, previously served as President, Community Bank and Corporate Credit, of Coastal Financial Corporation (“Coastal”), the holding company for Coastal Community Bank. Mr. Queyrouze joined Coastal in 2022 as President. Prior to that, Mr. Queyrouze was President and Chief Executive Officer of TAB Bank, UT, from 2016 to 2022 and Chief Credit Officer from 2014 to 2016, where he gained experience in managing a community bank and fintech partnerships through banking as a service (“BaaS”). Prior to TAB Bank, Mr. Queyrouze was Senior Vice President Loss Mitigation Manager for Hancock Whitney Bank, from 2009 to 2012. His career has included a variety of leadership roles at banks ranging from top-ten and regionals to community institutions, and as Chief Operating Officer of a fintech company. He holds a degree in Accounting from Louisiana State University and is active in his community and banking industry organizations.

Neither Mr. Queyrouze nor any of his immediate family members is a party, either directly or indirectly, to any transaction or arrangement that would be required to be disclosed under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Queyrouze and any of the Company’s directors or other executive officers, nor is Mr. Queyrouze party to any arrangement or understanding under which he was selected to serve as an officer or director of the Company.

Employment Agreement

On September 11, 2025, Mr. Queyrouze and the Company entered into an Employment Agreement, effective as of September 17, 2025, under which Mr. Queyrouze agreed to serve as President and Chief Executive Officer of the Company through December 31, 2028, subject to extension by mutual agreement (the “Employment Agreement”). Mr. Queyrouze will receive a base salary of $550,000 per year, a signing bonus of $100,000 (subject to repayment in the event Mr. Queyrouze departs under specified circumstances within his first year of employment) and an award of 50,000 shares of restricted stock, which award will vest annually on the first three (3) anniversaries of the grant date and be subject to the terms of the First Northwest Bancorp 2020 Equity Incentive Plan effective May 5, 2020, and corresponding award agreement. Queyrouze will be required to retain at least 50% of the shares that have vested pursuant to the award. Starting in 2026, Mr. Queyrouze will be eligible for short-term incentive awards with an annual target of 50% of his base salary and long-term incentive awards with an annual target of 35% of his base salary, in each case as authorized and declared by the Boards or the Compensation Committee thereof. Mr. Queyrouze is also entitled to participate in the Company’s benefits and plans and will receive a $1,000 per month car and gas allowance and $500 per month towards life insurance.

The Employment Agreement may be terminated by either the Company or Mr. Queyrouze or upon the death or Disability (as defined in the Employment Agreement) of Mr. Queyrouze. In the event the Employment Agreement is terminated by the Company without Cause or by Mr. Queyrouze for Good Reason (as each term is defined in the Employment Agreement), the Employment Agreement would entitle Mr. Queyrouze to receive a lump sum amount equal to two times his annual base salary and COBRA premiums for continuation of group health insurance coverage for 12 months based on such amounts in effect at the time of termination, subject to customary conditions. If Mr. Queyrouze’s employment with the Company is terminated by the Company without Cause or by Mr. Queyrouze for Good Reason within 12 months following a Change in Control (as defined in the Employment Agreement), Mr. Queyrouze would instead be entitled to receive a lump sum amount equal to 2.99 times his annual base salary and COBRA premiums for continuation of group health insurance coverage for 18 months based on such amounts in effect at the time of termination, subject to customary conditions.

The Employment Agreement contains certain other customary terms, including relating to confidentiality, non-competition, non-solicitation, intellectual property, indemnification, insurance and compensation clawback.

The foregoing summary of the terms and conditions of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On September 12, 2025, First Northwest issued a press release announcing the appointment of Mr. Queyrouze. The press release is furnished herewith as Exhibit 99.1and is incorporated herein by reference.

This information (including Exhibit 99.1) is being furnished under Item 7.01 hereof and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits	The following exhibits are furnished with this Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement among First Northwest Bancorp, First Fed Bank and Curt Queyrouze, dated September 11, 2025
99.1	Press Release dated September 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date:	September 12, 2025	/s/Geraldine Bullard
Geraldine Bullard Interim Chief Executive Officer, Chief Operating Officer and Executive Vice President